SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                              LIFECELL CORPORATION
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee  computed  on  table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title  of  each  class of securities to which transaction applies: N/A
     2.   Aggregate  number  of  securities  to  which  transaction applies: N/A
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
     4.   Proposed  maximum  aggregate  value  of  transaction:  N/A
     5.   Total  fee  paid:  N/A

[ ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount  Previously  Paid:  N/A
     2.   Form,  Schedule  or  Registration  Statement  No.:  N/A
     3.   Filing  Party:  N/A
     4.   Date  Filed:  N/A

                              LIFECELL CORPORATION

                               One Millennium Way
                          Branchburg, New Jersey 08876
                                 (908) 947-1100


                                 April 30, 2002



Dear  Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of LifeCell Corporation to be held at 10:00 a.m., EDT, Friday, May 31, 2002, at the Hilton Garden Inn, 500 Promenade Boulevard, Bridgewater, New Jersey, 08807.

     This year you will be asked to consider one proposal. The proposal concerns the election of directors. The proposal is explained more fully in the attached proxy statement, which you are encouraged to read.

     The Board of Directors recommends that you approve this proposal and urges you to return your signed proxy card, or cards, at your earliest convenience, whether or not you plan to attend the annual meeting.

     Thank  you  for  your  cooperation.



                                   Sincerely,


                                   /s/  Paul G. Thomas
                                   -------------------
                                   Paul G. Thomas
                                   Chairman of the Board, President
                                   and Chief Executive Officer

                              LIFECELL CORPORATION
                               One Millennium Way
                          Branchburg, New Jersey 08876


        Notice of Annual Meeting of Stockholders to Be Held May 31, 2002

     Notice is hereby given that the Annual Meeting of the Stockholders of LifeCell Corporation, a Delaware corporation (the "Company"), will be held on Friday, May 31, 2002, at 10:00 a.m. EDT, at the Hilton Garden Inn, 500 Promenade Boulevard, Bridgewater, New Jersey, 08807 for the following purposes:

          (1) To elect six directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and

          (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The proposal concerning the election of directors is described in further detail in the attached Proxy Statement. The holders of record of shares of Common Stock and Series B Preferred Stock of the Company at the close of business on April 16, 2002 will be entitled to vote at the meeting.

                                   By  Order  of  the  Board  of  Directors,

                                   /s/  Steven  T.  Sobieski
                                   -------------------------

                                   Steven  T.  Sobieski
                                   Secretary

April 30, 2002

                              LIFECELL CORPORATION

                                Proxy Statement
                       for Annual Meeting of Stockholders
                            to Be Held May 31, 2002

     This Proxy Statement is furnished to the Stockholders of LifeCell Corporation ("LifeCell" or the "Company"), One Millennium Way, Branchburg, New Jersey, 08876, telephone (908) 947-1100, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on Friday, May 31, 2002, at 10:00 a.m. EDT, at the Hilton Garden Inn, 500 Promenade Boulevard, Bridgewater, New Jersey, 08807, or any adjournment thereof.

     Proxies in the form or forms enclosed, properly executed by Stockholders and received in time for the meeting, will be voted as specified therein. If a Stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the director nominees listed. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company at or prior to the meeting. This Proxy Statement and accompanying form or forms of proxy are to be mailed on or about April 30, 2002, to Stockholders of record on April 16, 2002 (the "Record Date").

     At the close of business on the Record Date, there were outstanding and entitled to vote 21,299,279 shares of Common Stock, par value $.001 per share (the "Common Stock"), and 74,491 shares of Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"). Only the holders of record on the Record Date are entitled to vote at the meeting.

     The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to the holders of Common Stock at the meeting. The holders of record of Series B Preferred Stock on the Record Date will be entitled to one vote per share for each share of Common Stock into which a share of Series B Preferred Stock is convertible on the Record Date on each matter presented to the holders of Series B Preferred Stock at the meeting (approximately 36.232 votes per share of Series B Preferred Stock or approximately 2,698,957 votes in the aggregate). The presence at the meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of Common Stock and Series B Preferred Stock (on an as converted basis) is necessary to constitute a quorum for the transaction of business at the meeting.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to beneficial owners of shares of Common Stock and Series B Preferred Stock.

                       MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1:    ELECTION  OF  DIRECTORS

     At the meeting, six directors are to be elected. The holders of Common Stock and Series B Preferred Stock, voting together as a single class, are entitled to elect six directors. All directors of the Company hold office until the next annual meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

     It is the intention of the persons named in the proxies for the holders of Common Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. The management of the Company does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. In accordance with the Company's by-laws and Delaware law, a Stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock and Series B
Preferred Stock, voting together as a single class, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the six nominees named below.

Arrangements  Regarding  the  Nomination  and  Election  of  Directors

     The Company's amended and restated certificate of incorporation provides that if at least 60,000 shares of Series B Preferred Stock are issued and outstanding on the record date, the holders of Series B Preferred Stock, voting separately as a series, are entitled to elect two members of the Board of Directors of the Corporation. If the number of shares outstanding is less than 60,000 but greater than 10,000, the holders of Series B Preferred Stock, voting separately as a series, are entitled to elect one member of the Board of Directors. If the number of shares outstanding is less than 10,000, the holders of Series B Preferred Stock, voting separately as a series, are not entitled to elect any members of the Board of Directors. Pursuant to a voting agreement entered into November 1996 between the Company and the holders of Series B Preferred Stock, as amended and restated in April 2000 (the "Voting Agreement"), the holders of shares of Series B Preferred Stock agreed to vote their shares of Series B Preferred Stock for the persons designated by the holders of a majority of the shares of Series B Preferred Stock to be submitted as nominees for election to the Board of Directors (the "Series B Director"). Under the Voting Agreement, Vector Later-Stage Equity Fund, L.P. ("Vector") and CIBC WMV, Inc. ("CIBC"), representing a majority of the outstanding Series B Preferred Stock, together have the right to designate nominees for the Series B Director positions. In March 2002, Vector and CIBC entered into a waiver agreement with the Company whereby they irrevocably waived and relinquished their rights to nominate directors granted pursuant to the Voting Agreement.

     The Stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election to the Company's Board of Directors of Paul G. Thomas, Stephen A. Livesey and Michael
E.  Cahr.  Mr.  Cahr  is  not  an  employee  or  officer  of  the  Company.

     The Stockholder parties to the Voting Agreement also agreed to vote their shares of Common Stock or Series B Preferred Stock for the election of up to three persons to the Company's Board of Directors designated by the Series B Directors and the Company Directors, which designees are neither members of the Company's management nor employees or officers of the Company. Mr. Fitzgerald, Mr. Foster and Mr. Silverstein have been submitted as nominees for election to the Board of Directors pursuant to such provisions of the Voting Agreement.

NOMINEES  FOR  ELECTION

     The persons listed below have been nominated for election to fill the six director positions to be elected by the holders of the Common Stock and Series B Preferred Stock, voting together as a single class.

NOMINEE                          AGE          POSITION WITH THE COMPANY           DIRECTOR SINCE
-------------------------------  ---  ------------------------------------------  --------------
Paul G. Thomas                    46  Chairman of the Board, President and Chief            1998
                                                Executive Officer
Stephen A. Livesey, M.D., Ph.D.   49  Executive Vice President, Chief Science               1993
                                              Officer and Director
Michael E. Cahr                   62               Director                                 1991
David Fitzgerald                  68               Director                                 2001
James G. Foster                   55               Director                                 1995
Jonathan Silverstein              35               Director                                 2002

INFORMATION  REGARDING  NOMINEES  AND  DIRECTORS

Background  of  Nominees  for  Director

     Paul  G.  Thomas   Mr.  Thomas  has served as Director, President and Chief
Executive Officer of LifeCell since October 1998. Mr. Thomas was elected Chairman of the Board in June 1999. Prior to joining LifeCell, Mr. Thomas was President of the Pharmaceutical Products Division of Ohmeda Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas was responsible for the overall operations of Ohmeda's Pharmaceutical Division, which had worldwide sales of approximately $200 million in 1997. Mr. Thomas received his MBA degree with an emphasis in Marketing and Finance from Columbia University Graduate School of Business and completed his postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received his B.S. degree in Chemistry from St. Michael's College in Vermont, where he graduated Cum Laude.

     Stephen A. Livesey, M.D., Ph.D. Dr. Livesey has served as Executive Vice President, Chief Science Officer and as a director of the Company since March 1993. He served as Executive Vice President, Scientific Development of the Company from June 1991 until March 1993. He is also a co-developer of the Company's initial technology and was involved in the formation of the Company and the licensing of such technology to the Company from The University of Texas Health Science Center in Houston. Dr. Livesey served as a consultant to the Company from its inception until June 1991, when he became a full-time employee. Dr. Livesey received his medical degree and a Ph.D. in biological chemistry from the University of Melbourne, Australia.

     Michael E. Cahr Mr. Cahr has been a director of the Company since July 1991. Mr. Cahr is currently President and Chief Executive Officer of IKADEGA, Inc., a Northbrook, Illinois server technology company developing products and services for the healthcare, data storage and hospitality fields. Mr. Cahr was Chairman of Allscripts, Inc., a publicly traded prescription management company from September 1997 through March 1999 and President, CEO and Chairman from June 1994 to September 1997. Prior to Allscripts, Mr. Cahr was Venture Group Manager for Allstate Venture Capital where he oversaw investments in technology, healthcare services, biotech and medical services from 1987 to June 1994. Mr. Cahr is a director of Metropolitan Health, a West Palm Beach, Florida based public healthcare network management company and Truswal Systems, an Arlington, Texas based software engineering firm.

     David Fitzgerald Mr. Fitgerald has been a director of the Company since December 2001. He served as President and Chief Executive Officer of Howmedica, Inc. from 1980 until his retirement in 1996. In 1988, he was named Executive
Vice President of Pfizer Hospital Products Group, a $1.3 billion group of medical device companies including Howmedica. In 1992, he was also named Vice President of Pfizer Inc. Since his retirement from Pfizer in 1996, Mr. Fitzgerald has served as a director and consultant to several start-up and development stage companies.

     James G. Foster. Mr. Foster has been a director of the Company since March 1995. Mr. Foster was Vice President and General Manager of Medtronic Heart Valves, a division of Medtronic, Inc. ("Medtronic") a medical device company, from December 1994 through his retirement in December 2001. From February 1984 to December 1994, Mr. Foster held various officer positions with Medtronic including; Vice President of Cardiac Surgery Sales & Strategic Planning in 1994, Vice President and General Manager of Medtronic Neurological Implantables from 1992 through 1994, Vice President and General Manager of Medtronic Interventional Vascular from 1990 through 1992 and Vice President and General Manager of Medtronic Blood Systems from 1983 through 1989.

     Jonathan Silverstein. Mr. Silverstein was appointed as a director of the Company in April 2002. He is a director at OrbiMed Advisors LLC ("OrbiMed"), a healthcare fund that managers roughly $4 billion dollars in global healthcare investments. OrbiMed is also a major shareholder in the Company and currently holds approximately 12 percent of the outstanding common stock of LifeCell. Mr. Silverstein joined OrbiMed in 1999. From 1996 to 1999, Mr. Silverstein was the Director of Life Sciences in the investment banking department at the Sumitomo Bank, Limited in charge of strategic alliances, mergers and acquisitions in the biotechnology sector. Prior to 1996, Mr. Silverstein was an associate at Hambro Resources Development. Mr. Silverstein has a B.A. in Economics from Denison University and a J.D. and M.B.A. from the University of San Diego. Currently, Mr. Silverstein is a Director of Given Imaging, Ltd. and Predix Pharmaceuticals, Inc.

Committees  of  the  Board  of  Directors  and  Meeting  Attendance

     The Board of Directors has established an Audit Committee, a Compensation Committee and a Stock Option Committee. During the fiscal year ended December 31, 2001, the Board of Directors met five times, the Audit Committee met twice, the Compensation Committee and the Stock Option Committee met once. No director attended less than 75% of the combined number of Board meeting and meetings of committees of which he is a member. No member of any of the Committees is an employee of the Company.

     Audit Committee. Through December 2001, the Audit Committee was comprised of Mr. Cahr, Mr. Foster and Mr. Thompson. Effective December 2001, Mr. Thompson resigned from the Board of Directors and the Board appointed Mr. Fitzgerald to the Audit Committee in December 2001. The Audit Committee recommends the independent auditors appointed by the Board of Directors to audit the financial statements of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures.

     Compensation Committee. Through December 2001, the Compensation Committee was comprised of Mr. Cahr and Mr. Thompson. Effective December 2001, Mr.
Thompson resigned from the Board of Directors and the Board appointed Mr. Fitzgerald to the Compensation Committee in December 2001. The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Company's officers, directors, employees and agents.

     Stock Option Committee. Through December 2001, the Stock Option Committee was comprised of Mr. Cahr and Mr. Thompson. Effective December 2001, Mr.
Thompson resigned from the Board of Directors and the Board appointed Mr. Fitzgerald to the Stock Option Committee in December 2001. The Stock Option Committee administers the Company's stock option plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of March 31, 2002, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of either the outstanding shares of Common Stock or the outstanding shares of Series B Preferred Stock, (ii) executive officers, nominees and directors of the Company and (iii) all executive officers, nominees and directors of the Company as a group.

                                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                      ------------------------------------------------
                                                          COMMON STOCK      SERIES B PREFERRED STOCK
                                                      -------------------  ---------------------------
BENEFICIAL OWNER                                       SHARES       %         SHARES           %
----------------------------------------------------  ---------  --------  ------------  -------------
Austin W. Marxe and David Greenhouse (2) . . . . . .  3,080,549     14.24            --             --
  c/o Special Situations Private Equity Fund, L.P.
  153 E. 53rd Street
  New York, New York 10022

Samuel D. Islay(3) . . . . . . . . . . . . . . . . .  3,656,250     16.24            --             --
OrbiMed LLC
OrbiMed Advisors Inc.
OrbiMed Advisors LLC
  c/o OrbiMed Advisors LLC
  767 Third Avenue
  New York, New York 10010

Vector Later-Stage Equity Fund, L.P.(4). . . . . . .  2,281,506      9.75        57,615          74.48
  1751 Lake Cook Road, Suite 350
  Deerfield, Illinois 60015
Paul G. Thomas(5). . . . . . . . . . . . . . . . . .    459,280      2.12            --             --
  Chairman of the Board, President and Chief
  Executive Officer
Michael E. Cahr(6) . . . . . . . . . . . . . . . . .    136,392         *           578              *
  Director
Peter J. Costantino, M.D., F.A.C.S(7). . . . . . . .     45,000         *            --             --
   Director
David Fitzgerald . . . . . . . . . . . . . . . . . .          0         *            --             --
  Director
James G. Foster(8) . . . . . . . . . . . . . . . . .     35,000         *            --             --
  Director
Stephen A. Livesey, M.D., Ph.D.(9) . . . . . . . . .    483,220      2.24           287              *
  Executive Vice President, Chief
  Science Officer and Director
Jonathan Silverstein . . . . . . . . . . . . . . . .          0         *            --             --
  Director
William E. Barnhart(10). . . . . . . . . . . . . . .     70,088         *            --             --
  Senior Vice President, Operations
Steven T. Sobieski(11) . . . . . . . . . . . . . . .     61,091         *            --             --
  Vice President and Chief Financial Officer
All executive officers, nominees and directors as a.  1,290,071      5.79           865           1.12
  group (9 persons)(12)

---------------
*Less  than  1%.

  Notes  are  following  on  next  page.

(l) Each beneficial owner's percentage ownership of Common Stock is determined by assuming that options, warrants and other convertible securities (such as the Series B Preferred Stock) that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of March 31, 2002 have been exercised or converted. Options, warrants and other convertible securities that are not exercisable within 60 days of March 31, 2002 have been excluded. Unless otherwise noted, the Company believes that all persons named in the above table have sole voting and investment power with respect to all shares of Common Stock and/or Series B Preferred Stock beneficially owned by them.
(2) These shares of Common Stock are owned as follows: 1,255,225 shares of Common Stock and 218,750 shares of Common Stock issuable upon exercise of a warrant are owned by Special Situations Fund III, L.P., 965,012 shares of Common Stock and 144,375 shares of Common Stock issuable upon exercise of a warrant are owned by Special Situations Private Equity Fund, L.P. and 422,812 shares of Common Stock and 74,375 shares of Common Stock issuable upon exercise of a warrant are owned by Special Situations Cayman Fund, L.P. Austin Marxe and David Greenhouse are deemed to beneficially own these shares by virtue of being executive officers of the investment advisors of each such entity. Certain information with respect to the ownership of such Stockholders was obtained from a Schedule 13G dated December 31, 2001, as received by the Company, and the Company's Stock records.
(3) These shares of Common Stock are owned as follows: 1,610,790 shares of Common Stock and 902,043 shares of Common Stock issuable upon exercise of a warrant are owned by Caduceus Private Investments, LP, 33,530 shares of Common Stock and 18,776 shares of Common Stock issuable upon exercise of a warrant are owned by OrbiMed Associates, LLC and 699,430 shares of Common Stock and 391,681 shares of Common Stock issuable upon exercise of a warrant are owned by PW Juniper Crossover Fund, L.L.C. Samuel D. Islay,
     OrbiMed Advisors LLC, OrbiMed Advisors Inc. and OrbiMed Capital LLC are deemed to beneficially own these shares by virtue of their mutual affiliation to the above indicated entities. Certain information with respect to the ownership of such Stockholders was obtained from a Schedule 13D dated April 2, 2002, as received by the Company, and the Company's Stock records.
(4) Includes 69,000 shares of Common Stock, 2,087,506 shares of Common Stock issuable upon conversion of 57,615 shares of Series B Preferred Stock and 125,000 shares of Common Stock issuable upon exercise of a warrant.
(5)  Includes  457,500  shares  underlying  stock  options.
(6) Includes 85,450 share of Common Stock, 30,000 shares underlying stock options and 20,942 shares of Common Stock issuable upon conversion of 578shares of Series B Preferred Stock.
(7) Represents 45,000 shares underlying stock options. Dr. Costantino resigned effective March 31, 2002.
(8)  Represents  35,000  shares  underlying  stock  options.
(9) Includes 106,572 shares of Common Stock, 366,250 shares underlying stock options and 10,398 shares of Common Stock issuable upon conversion of 287 shares of Series B Preferred Stock.
(10) Includes  68,750  shares  underlying  stock  options.
(11) Includes  57,500  shares  underlying  stock  options.
(12) See  notes  (5)  through  (11).

                      EXECUTIVE OFFICERS AND COMPENSATION

     The following section sets forth certain information regarding the Company's executive officers.

BACKGROUND  OF  EXECUTIVE  OFFICERS


                                                                            DATE OF
           NAME                             OFFICES HELD                 FIRST ELECTION  AGE
---------------------------  ------------------------------------------  --------------  ---
Paul G. Thomas               Chairman of the Board, President and Chief  October 1998     46
                             Executive Officer

Stephen A. Livesey,   M.D.,  Executive Vice President, Chief Science     June 1991        49
Ph.D.                        Officer and Director

William E. Barnhart          Senior Vice President, Operations           August 1999      59

Steven T. Sobieski           Vice President, Finance & Chief Financial   June 2000        45
                             Officer

     For further background information regarding Mr. Thomas and Dr. Livesey, see "Background of Nominees for Director."

     William E. Barnhart joined LifeCell in August 1999 as the Sr. Vice President, Operations. He has over twenty-five years of management experience in a variety of roles in drug and device manufacturing and quality assurance. From March 1997 to September 1999, Mr. Barnhart was Sr. Vice President, Quality Assurance for Centeon, LLC, a multinational provider of pharmaceuticals and plasma derived biologics. From 1993 to 1997, Mr. Barnhart was Vice President, Quality Assurance for Ohmeda, Inc. Prior to joining Ohmeda, Mr. Barnhart was Vice President of Operations, Allergan U.S. Operations. In this capacity he was responsible for general management for five operations manufacturing prescription ophthalmics, biologics and medical devices. Mr. Barnhart graduated from Miami University with a Bachelor of Science degree and a Masters of Science degree in chemistry.

     Steven T. Sobieski joined LifeCell in June 2000 as Vice President, Finance and Chief Financial Officer. He has twenty years of financial management experience in a variety of roles in public accounting and the medical technology field. Prior to joining LifeCell, Mr. Sobieski was Vice President Finance at Osteotech, Inc, a publicly traded NASDAQ company focused on developing and marketing human tissue based products for orthopedic applications, where he served in various positions from 1991 to 2000. From 1981 through 1991, he served in various positions of increasing responsibility with Coopers & Lybrand. Mr. Sobieski received his Bachelor of Science degree in Business Administration from Monmouth University and his Masters in Business Administration with a concentration in accounting from Rutgers University. He is a Certified Public Accountant.

     All officers of the Company hold office until the regular meeting of directors following the annual meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

SUMMARY  OF  COMPENSATION

     Set forth in the following table is certain compensation information concerning the Company's chief executive officer and the Company's three most highly compensated executive officers, other than the chief executive officer, for the fiscal year ended December 31, 2001.

                                   SUMMARY COMPENSATION TABLE

                                                               LONG TERM
                                    ANNUAL COMPENSATION       COMPENSATION
                                 -------------------------    ------------

NAME AND PRINCIPAL                                            SECURITIES
POSITION AT                                                   UNDERLYING      ALL OTHER
DECEMBER 31, 2001          YEAR    SALARY        BONUS(1)     OPTIONS(2)   COMPENSATION(3)
-------------------------  ----  ----------     ----------    -----------  ---------------
Paul G. Thomas,            2001  $  288,750     $ 129,938         160,000  $           400
  Chairman of the Board,   2000  $  288,750             -          80,000  $           425
  President and Chief      1999  $  275,000     $ 119,625               -  $        31,942(4)
  Executive Officer

Stephen A. Livesey,        2001  $  220,584     $  56,249          80,000  $           700
  M.D., Ph.D.,             2000  $  220,584             -          40,000  $           700
  Executive Vice           1999  $  216,191     $  46,800         175,000  $        23,296(5)
  President and
  Chief Science Officer

William E. Barnhart,       2001  $  180,250     $  48,668          50,000  $           425
  Vice President,          2000  $  180,250             -          25,000  $         1,859(6)
  Operations               1999  $   69,321(7)  $  34,125         125,000  $           500

Steven T. Sobieski,        2001  $  185,000     $  49,950          60,000  $           700
  Vice President,          2000  $  102,343(8)  $  10,000(9)      130,000  $           588
  Chief Financial Officer  1999           -             -               -                -

---------------
(1)  Bonus  amounts  for  2001  were  paid  in  January  2002.
(2) Represents shares issuable pursuant to stock options granted under the Company's stock option plans.
(3) Represents contributions made by the Company pursuant to the Company's 401(k) Plan and/or Stock Purchase Plan unless otherwise noted.
(4)  Includes  $31,242  of  relocation  related  costs  paid  by  the  Company.
(5)  Includes  $22,596  of  relocation  related  costs  paid  by  the  Company.
(6)  Includes  $1,041  of  relocation  related  costs  paid  by  the  Company.
(7)  Employment  commenced  August  1999.  Annual  salary  was  $175,000.
(8)  Employment  commenced  June  2000.  Annual  salary  was  $  185,000.
(9)  Represents  hiring  bonus.

OPTION  GRANTS  IN  2001

     The following table provides certain information with respect to options granted to the Company's chief executive officer and to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2001:

                                    OPTION GRANTS IN  LAST FISCAL YEAR

                                  PERCENT OF                                             POTENTIAL REALIZABLE
                                    TOTAL                                              AT ASSUMED ANNUAL RATES OF
                     NUMBER OF     OPTIONS       EXERCISE      MARKET                  STOCK PRICE APPRECIATION
                     SECURITIES   GRANTED TO       PRICE      PRICE ON                     FOR OPTION TERM(1)
                     UNDERLYING   EMPLOYEES                    DATE OF               -----------------------------
                      OPTIONS         IN                        GRANT    EXPIRATION
NAME                  GRANTED    FISCAL YEAR   PER SHARE ($)     ($)        DATE           5%             10%
-------------------  ----------  ------------  -------------  ---------  ----------  -------------  --------------

Paul G Thomas           160,000         27.3%           2.26       2.26    12/27/11  $     227,408        $576,297

Stephen A. Livesey,
 M.D., Ph.D.             80,000         13.7%           2.26       2.26    12/27/11        113,704         288,149

Steven T. Sobieski       60,000         10.3%           2.26       2.26    12/27/11         82,278         216,111

William E. Barnhart      50,000          8.5%           2.26       2.26    12/27/11         71,065         180,093

---------------
(1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent the Company's estimate or projection of the Company's future Common Stock prices. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

OPTION  EXERCISES  AND  HOLDINGS

     The following table sets forth information concerning options exercised during 2001 and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 2001.


                            OPTION VALUES AT DECEMBER 31, 2001


                                                    NUMBER OF
                                              SECURITIES UNDERLYING
                       SHARES                  UNEXERCISED OPTIONS              VALUE OF
                      ACQUIRED                AT DECEMBER 31, 2001       IN-THE-MONEY OPTIONS AT
                         ON                      (# OF SHARES)           DECEMBER 31, 2001 ($)(1)
                      EXERCISE     VALUE   --------------------------  ----------------------------
NAME                 (# SHARES)  REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-------------------  ----------  --------  -----------  -------------  ------------  --------------

Paul G. Thomas                -         -      395,000        345,000  $      3,520  $       12,160

Stephen A. Livesey,
  M.D., Ph.D.                 -         -      322,500        207,500  $      1,760  $        6,080

Steven T. Sobieski            -         -       32,500        157,500  $      1,320  $        4,560

William E. Barnhart           -         -       37,500        162,500  $      1,100  $        3,800

---------------
(1) Based on $2.27 per share, the closing price of the Common Stock on December 31, 2001 as reported by the Nasdaq National Market.

COMPENSATION  OF  DIRECTORS

     During 2001, non-employee directors of the Company were paid $1,500 per month regardless of the number of Board meetings or committee meetings attended. Directors of the Company who are employees receive no directors' fees.
Directors of the Company are reimbursed their expenses for attendance at such meetings.

     The terms of the Director Stock Option Plan provide that an option to purchase 25,000 shares of Common Stock will be granted to each newly elected non-employee director at an exercise price equal to the fair market value of a share of Common Stock on such election date. The plan provides for an annual grant of an option to purchase 10,000 shares of Common Stock to each non-employee director. Options granted under the Director Stock Option Plan generally vest one year after the date of grant and expire ten years after the date of grant.

     Pursuant to the provisions of the Director Stock Option Plan, on June 1, 2001, Mr. Cahr, Mr. Costantino, Mr. Foster and Mr. Thompson were each granted options to purchase 10,000 shares of Common Stock at an exercise price of $1.72 per share. Mr. Thompson resigned from the Board in December 2001 and, in March 2002 all of the 65,000 options previously granted to Mr. Thompson expired. On December 6, 2001, when Mr. Fitzgerald joined the Board he was granted an option to purchase 25,000 shares at an exercise price of $2.55 per share. Additionally, on April 1, 2002, when Mr. Silverstein joined the Board he was granted an option to purchase 25,000 shares at an exercise price of $3.36 per share. Mr. Silverstein may be required under the terms of his employment with OrbiMed to transfer to OrbiMed, and or funds controlled by OrbiMed, his directors fees and any net gain received upon sale of shares of Common Stock underlying any options granted.

REPORT  OF  COMPENSATION  COMMITTEE  ON  EXECUTIVE  COMPENSATION

     The following report of the Compensation Committee is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

Overview

     The function of the Compensation Committee is to advise the Board regarding overall compensation policies and recommend specific compensation for the Company's senior executives and Board remuneration. The Compensation Committee is responsible for providing guidance to the Board of Directors and the chief executive officer regarding broad compensation issues. Through December 2001, the Committee was composed of Mr. Cahr and Mr. Thompson. Effective December 2001, Mr. Thompson resigned from the Board of Directors and the Board appointed Mr. Fitzgerald to the Compensation Committee in December 2001.

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that the success of the Company results from the efforts of each employee and that a cooperative, team-oriented environment is an essential part of the Company's culture. The Company believes in the importance of rewarding employees for the Company's successes. Particular emphasis is placed on broad employee equity participation through the use of stock options and annual cash bonuses linked to achievement of the Company's performance goals and the employees' personal objectives.

Executive  Officer  Compensation

     The Company's compensation package consists of three major components: base compensation, performance bonuses, and stock options. Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders. The Compensation Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels comparable to its competitors and other companies in similar stages of development. Cash bonuses are paid to executive officers based upon achievement of annually set Company goals and personal performance objectives.

     The Company believes that stock options are an important long-term incentive for its executive officers and that the Company's stock option program has been effective in aligning officer and employee interests with that of the Company and its stockholders. The Company uses stock options to attract key executive talent and stock option grants are generally part of employment packages for key management positions. The Company reviews the stock option plan annually and employees may also be eligible for annual stock option grants. During 2001, the Company granted stock options for 585,050 shares to officers and employees of the Company of which 350,000 were granted to executive officers of the Company.

Chief  Executive  Officer  Compensation

     The Compensation Committee recommends base salary levels and annual cash bonuses of the Company's senior management for approval by the Board. Mr. Thomas, the Company's Chief Executive Officer, had a base Salary in 2001 of $288,750 which was not increased from his base salary 2000. Mr. Thomas was awarded a performance bonus of $129,938 for 2001 and was granted stock options for 160,000 shares, based upon the Compensation Committee's assessment of his performance against previously established Company goals and personal performance objectives. The Committee also increased Mr. Thomas' base salary to $303,200 Effective January 1, 2002.

The  Compensation  Committee:

Michael  E.  Cahr
David  Fitzgerald

CHANGE  IN  CONTROL  AND  SEVERANCE  AGREEMENTS

     In December 2000, the Company entered into change in control agreements with Paul G. Thomas, Stephen A. Livesey, William E. Barnhart and Steven T. Sobieski to ensure that LifeCell will have their continued dedication as executives notwithstanding the possibility, threat or occurrence of a defined "change in control" of the Company. Under the agreements, if within twelve months of a change in control there occurs a "trigger event", the officer will be entitled to receive all then accrued compensation and fringe benefits, continuation of health and medical benefits and life insurance for a period of twelve months and a cash payment equal to two times the officers current base salary and performance bonus paid in the preceding year (2.9 times for Mr. Thomas). Additionally, all Stock options or other unvested benefits under any compensation or employee benefit plan of the Company shall immediately become vested and exercisable. A "trigger event" is defined to include termination of employment by the Company other than for "cause".

     The Company has also entered into severance agreements with Mr. Thomas, Mr. Livesey and Mr. Sobieski. Under the agreements, Mr. Thomas and Mr. Livesey are entitled to receive 12 months severance pay based on their salary immediately prior to termination, health and medical benefits and life insurance coverage if they are terminated by the Company without cause. Mr. Thomas is also entitled to a bonus, based on the bonus paid to Mr. Thomas in the previous year, on a pro rata basis based on the number of months employed during the year of termination. Under Mr. Sobieski's agreement, Mr. Sobieski is entitled to receive six months severance pay, based on his salary immediately prior to termination, health and medical benefits and life insurance coverage, if he is terminated by the Company without cause.

STOCKHOLDER  RETURN  PERFORMANCE  GRAPH

     The graph below summarizes the total cumulative return experienced by LifeCell's stockholders during the five-year period ended December 31, 2001, compared to the Nasdaq Pharmaceuticals Index and the Nasdaq Market Index. The changes for the periods shown in the graph and table are based on the assumption that $100.00 had been invested in LifeCell Common Stock and in each index below on January 1, 1997 and that all cash dividends were reinvested.

 The following graph is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

[GRAPH OMITTED]

                                              December  31,
                    January 1, -------------------------------------------
                      1997      1997     1998     1999     2000     2001
                     --------  -------  -------  -------  -------  -------
LifeCell              $100.00  $148.00  $140.00  $164.00  $ 51.01  $ 72.64
Nasdaq Pharma Index   $100.00  $103.06  $130.81  $246.55  $307.49  $261.22
Nasdaq Market Index   $100.00  $122.32  $172.52  $304.29  $191.25  $152.46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 2001, we completed the private placement of 3,125,000 shares of our common stock and warrants to purchase up to 1,750,000 shares of our common stock at a price per share of $1.92 or an aggregate purchase price of $6.0 million. Equity funds managed by OrbiMed Advisors LLC purchased $4.5 million of the total offering and Special Situations Funds, a greater than 5% shareholder, purchased the remaining $1.5 million. On April 1, 2002, the Board of Directors appointed Jonathan Silverstein to the Board of Directors of Lifecell. Mr. Silverstein also serves as a director of OrbiMed. Pursuant to the Second Amended and Restated 1993 Non-Employee Director Stock Option Plan, on the date of appointment, Mr. Silverstein was granted 25,000 options to purchase shares of our common stock at a price equal to the fair market value of a share of our common stock. Mr. Silverstein may be required under the terms of his employment with OrbiMed to transfer to Orbimed, and or funds controlled by OrbiMed, his directors fees and any net gain received upon sale of shares of Common Stock underlying any options granted. See "Security Ownership of Certain Beneficial Owners and Management."


APPOINTMENT  OF  INDEPENDENT  AUDITORS

     Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended December 31, 2001. The Board of Directors has not yet selected independent auditors for the fiscal year ended December 31, 2002. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders to answer questions. They will also have the opportunity to make a statement if they desire to do so.

AUDIT  FEES
     The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the fiscal year ended December 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $71,750.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES
     Arthur Andersen LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL  OTHER  FEES
     The aggregate fees billed by Arthur Andersen LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2001 were $40,700. These fees related to tax services and other services rendered in connection with the Company's filing of a registration statement with the Securities and Exchange Commission and the audit of the Company's 401(k) Plan for the years ended December 31, 1999 and 2000.

OTHER  MATTERS
     The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

     Of the time expended by the Company's principal accountant to audit the Company's financial statements for the year ended December 31, 2001, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

AUDIT  COMMITTEE  MATTERS

Audit  Committee  Charter
      The Audit Committee adopted a charter in 2000, which was attached as Exhibit A to the Proxy Statement dated April 30, 2001.

Independence  of  Audit  Committee  Members
     The Common Stock is listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

AUDIT  COMMITTEE  REPORT

     The following report of the Audit Committee is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

     During fiscal year 2000 the Audit Committee of the Board of Directors adopted a charter for the committee.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Through December 2001, the Committee was composed of Mr. Cahr, Mr. Foster and Mr. Thompson. Effective December 2001, Mr. Thompson resigned from the Board of Directors and the Board appointed Mr. Fitzgerald to the Audit Committee in December 2001. All members of the Audit Committee have been determined to be independent as defined by the listing standards of the National Association of Securities Dealers.

     In this context, the Audit Committee met and held discussions with management and the Company's independent auditors, Arthur Andersen LLP.
Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting standards. The discussions with the independent auditors included matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Additionally, the Audit Committee reviewed the letter from Arthur Andersen LLP which contained representations that their audit was subject to their quality control system for the U.S. Accounting and Auditing Practice, that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2001 Annual Report on Form 10-K.


The  Audit  Committee:

Michael  E.  Cahr
David  Fitzgerald
James  G.  Foster

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports which they file.

     Based solely on a review of reports on Form 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations from reporting persons that no report on Form 5 was required, the Company believes that, no person who, at any time during 2001, was subject to the reporting requirements of Section 16(a) with respect to the Company failed to meet such requirements on a timely basis.


                        PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of stockholders intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2003 must be received by the Company at its principal executive offices, One Millennium Way, Branchburg, New Jersey 08876, no later than December 31, 2002, in order to be included in the proxy statement and form of proxy relating to that meeting.

     According to the by-laws of the Company, at the Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before the 2002 Annual Meeting of Stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 180 days prior to the meeting.

                                  OTHER MATTERS

     The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.


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                                      PROXY
                              LIFECELL CORPORATION
THIS PROXY FOR HOLDERS OF SERIES B PREFERRED STOCK AND COMMON STOCK IS SOLICITED
   BY THE BOARD OFDIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                  MAY 31, 2002

The Stockholder of LifeCell Corporation (the "Company") whose signature appears on the reverse side hereof hereby appoints Paul G. Thomas and Steven T. Sobieski, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held Friday, May 31, 2002, at 10:00 a.m. EDT, at the Hilton Garden Inn, 500 Promenade Boulevard, Bridgewater, New Jersey, 08807, or any adjournment thereof.

The proposals set forth below are more fully described in the LifeCell Corporation Proxy Statement dated April 30, 2002 (the Proxy Statement).

1.  ELECTION OF DIRECTORS:       [ ] FOR all of the nominees listed below
                                     (except as indicated to the contrary below)
                                 [ ] WITHHOLD authority to vote for all nominees

NOMINEES (to be elected by the holders of Common Stock and Series B Preferred Stock, voting together as a single class): Paul G. Thomas, Stephen A. Livesey, Michael E. Cahr, David Fitzgerald, James G. Foster and Jonathan Silverstein.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


================================================================================

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

    This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors.


     Dated:____________________________________________, 2002
     ________________________________________________________
     ________________________________________________________
     (Signature of Stockholder(s))

     Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as it appears.
     PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY


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